UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


           John Hancock Tax-Advantaged Global Shareholder Yield Fund
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in this Charter)

              Massachusetts                            Applied For
--------------------------------------------------------------------------------
 (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


           601 Congress Street
          Boston, Massachusetts                             02210
-------------------------------------------          -------------------
 (Address of Principal Executive Office)                 (Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-142307

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class          Name of Each Exchange On Which
          To Be So Registered          Each Class Is To Be Registered
          -------------------          ------------------------------

 Common Shares of Beneficial Interest,    New York Stock Exchange
       $0.01 Par Value Per Share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                               ------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant's Securities to be Registered.

     The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Capital Structure" in the Registrant's Registration Statement on Form N-2 (Nos. 333-142307 and 811-22056) as filed electronically with the Securities and Exchange Commission on April 23, 2007 (Accession No. 0000898432-07-000321) ("Registration Statement on Form N-2"), as the same may be amended.

Item 2:  Exhibits.

     (a)   The following exhibits are being filed with the Commission:

           1. Registrant's Registration Statement on Form N-2 is incorporated herein by reference.

           2. Declaration of Trust of Registrant, which was filed electronically as exhibit (a)(1) to the Registrant's Registration Statement on Form N-2, is incorporated herein by reference.

           3.  By-Laws of Registrant, which were filed electronically as exhibit
               (b)(1) to the Registrant's Registration Statement on Form N-2, are incorporated herein by reference.

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 28th day of June, 2007.


                               John Hancock Tax-Advantaged Global Shareholder Yield Fund



                                     By:   /s/ Keith F. Hartstein
                                           ------------------------------------
                                           Name:  Keith F. Hartstein
                                           Title: President and Chief
                                                  Executive Officer